Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-54998 on Form S-3 and Registration Statement Nos. 2-80776, 33-2139, 33-7901, 33-15062, 33-43635, 33-62799, 33-59803, 333-82157, 333-82161, and
333-87773 on Form S-8 of Albertson's, Inc. and subsidiaries of our report dated March 19, 2001, incorporated by reference in this Annual Report on Form 10-K from the 2000 Annual Report to Stockholders of Albertson's, Inc. and subsidiaries for the year ended February 1, 2001.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Boise, Idaho
April 19, 2001